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                                                                 EXHIBIT 10.9(a)












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                            ASSET PURCHASE AGREEMENT

                           DATED AS OF OCTOBER 5, 1996

                                  BY AND AMONG

              DIGITAL TELEVISION SERVICES OF SOUTH CAROLINA I, LP,

                            PEE DEE ELECTRICOM, INC.

                                       AND

                       PEE DEE ELECTRIC COOPERATIVE, INC.



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                                LIST OF SCHEDULES


Schedule 1.1               Fixed Assets
Schedule 1.2               NRTC/Member Agreement
Schedule 1.3               NRTC/Retail Agreement
Schedule 1.4               Other Assumed Agreements
Schedule 2.1(a)            Assignment and Assumption Agreement
Schedule 2.1(b)            Bill of Sale
Schedule 4.2(c)            Promissory Note
Schedule 4.2(d)            Security Agreement
Schedule 4.2(e)            Collateral Assignment
Schedule 4.4               Allocation of Purchase Price
Schedule 5.2(c)            Consent of Sellers
Schedule 5.3(a)            Liens
Schedule 5.4               Fixed Assets Needing Repairs
Schedule 5.5(e)            Suspended DBS Services
Schedule 5.5(f)            Customers and Suppliers
Schedule 5.9               Changes or Events
Schedule 5.10              Licenses and Permits
Schedule 6.2(b)            Consent of Purchaser


        [Schedules have been omitted and will be furnished upon request]



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                            ASSET PURCHASE AGREEMENT




         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 5th day of October, 1996, by and among Digital Television Services of South Carolina I, LP, a Georgia limited partnership ("Purchaser"), Pee Dee Electricom, Inc., a South Carolina corporation ("Electricom"), and Pee Dee Electric Cooperative, Inc., a South Carolina cooperative association ("Pee Dee") (Pee Dee and Electricom are hereinafter collectively referred to as "Sellers").

                                    RECITALS

         1. Pee Dee entered into a NRTC/Member Agreement with the NRTC pursuant to which it operates through its wholly-owned subsidiary, Electricom, the National Rural Telecommunications Cooperative's System No. 0001 (the "System") for the exclusive distribution of DBS Services offered by DirecTv, Inc. ("DirecTv") (the "Business") in the geographical areas covered by Chesterfield, Darlington, Dillon, Florence, Lee, Marion and Marlboro Counties, South Carolina (the "Locations").

         2. Purchaser desires to acquire from Sellers, and Sellers desire to sell to Purchaser all of Sellers' rights under the NRTC/Member Agreement and the NRTC/Retail Agreement relating to the Locations, any residual rights of Sellers as members or affiliates of the NRTC to distribute DBS Services in the Locations after the termination of the NRTC Agreements and certain of the assets used in the Business, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, each of the Sellers and Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement, and the following definitions are equally applicable to both the singular and plural forms of the terms defined:

         "Accounts Payable" shall mean all accounts payable of Sellers to the NRTC as of the Closing Date relating to the Business; including, without limitation, accounts payable to the NRTC with respect to wholesale bills, equipment and other services.

         "Accounts Receivable" shall mean all of the accounts receivable of Sellers as of the Closing Date for all Customers which are listed on Report 19A (Accounts Receivable Summary) of the NRTC Central Billing Systems Reports.




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         "Cable Programming" shall have the meaning ascribed to such term in the
NRTC/Member Agreement.

         "Cash" shall mean all cash in Electricom's bank accounts at Huntington Bank as of the Closing Date, as determined in accordance with GAAP.

         "Closing" shall mean the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement and shall be held at 10:00 a.m. at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 600 West Palmetto Street, Suite 200, Florence, South Carolina, 29501 (i) at Purchaser's election, on (a) the last business day of the month in which all of the conditions precedent set forth in Articles VIII and IX herein have been satisfied or waived, or (b) the calendar day of such month on which NRTC's accounting period closes, or (ii) such other date or at such other time or place (including via mail overnight courier or facsimile transmission) as the parties may mutually agree upon in writing. The Closing shall be as effective as of the close of business on the Closing Date.

         "Closing Date" shall mean the date on which the Closing actually occurs.

         "Closing Payment" shall mean the payments due Sellers pursuant to Sections 4.2(a) and (b) hereof.

         "Commercial Establishment" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Committed Member Residence" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Current Assets" shall mean Cash, Accounts Receivable, Inventory and Prepaid Expenses of Sellers which will be acquired by Purchaser at Closing.

         "Current Liabilities" shall mean Accounts Payables and Unearned Revenue of Sellers which will be assumed by Purchaser at Closing.

         "Customers" shall mean those Persons, including Subscribers, which have purchased DBS Services, or entered into a binding agreement to purchase DBS Services, and related services, from Sellers at any time during the five (5) year period immediately preceding the Closing Date.

         "DBS Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "DirecTv" shall mean DirecTv, Inc., a California corporation which is a subsidiary of HCG.

         "Excluded Assets" shall mean the PDSC Stock, Patronage Capital and the TVRO Assets.

         "Fixed Assets" shall mean the equipment and other tangible assets, including, without limitation, any MTE terminals and demonstration units owned by Sellers and used or useable


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in connection with the Business, which equipment and tangible assets are listed on Schedule 1.1 attached hereto.

         "Franchise" shall mean any residual rights of Sellers as members or affiliates of the NRTC to distribute DBS Services in the Locations after the termination of the NRTC Agreements.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "HCG" shall mean Hughes Communications Galaxy, Inc.

         "HCG Agreement" shall mean the agreement and all amendments which the NRTC has entered into with HCG in which the NRTC has obtained the rights to distribute through its members and affiliates certain DBS Services to rural America.

         "Inventory" shall mean any DSS(TM) subscriber equipment of Sellers as of the Closing Date, which Inventory shall be valued at the lower of each item's original cost or fair market value.

         "Lien" shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, escrow, right of first refusal, indenture, easement, license or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

         "Management Agreement" shall mean a Management Agreement mutually acceptable to Purchaser and Electricom which provides for Electricom to perform certain managerial functions for Purchaser during the three (3) months immediately following the Closing Date.

         "Non-Select Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "NRTC" shall mean the National Rural Telecommunications Cooperative, a District of Columbia corporation.

         "NRTC Agreements" shall mean the NRTC/Member Agreement, the NRTC/Retail Agreement and any Other Assumed Agreements.

         "NRTC/Member Agreement" shall mean the NRTC/Member Agreement for Marketing and Distribution of DBS Services dated July 24, 1992 by and between the NRTC and Pee Dee, as amended as of March 22, 1994, together with all schedules and exhibits thereto, a copy of which is attached hereto as Schedule 1.2.

         "NRTC/Retail Agreement" shall mean the NRTC/Member DBS Product Retail Agreement dated August 3, 1993 by and between the NRTC and Electricom, as amended from


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time to time, together with all schedules and exhibits thereto, a copy of which is attached hereto as Schedule 1.3.

         "Other Assumed Agreements" shall mean the contracts and agreements, if any, set forth on Schedule 1.4, including any contracts and agreements with DirecTv, copies of which are attached to such Schedule.

         "Patronage Capital" shall mean the amount of patronage capital credited to the Sellers' accounts at the NRTC for the period through the Closing Date pursuant to Article XII of the NRTC Bylaws, as amended.

         "PDSC" shall mean Pee Dee Service Corporation, a South Carolina corporation which is a wholly owned subsidiary of Electricom.

         "PDSC Stock" shall mean the eighty (80) shares of stock of PDSC, par value of $25 per share, which is owned by Electricom.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture or other entity or organization including a government, political subdivision or agency or instrumentality thereof.

         "Prepaid Expenses" shall mean all prepaid property taxes, prepaid supplies, advances, deposits, deferred charges and other prepaid expenses (other than prepaid insurance) shown on Sellers' books and records as of the Closing Date relating to the Business which Prepaid Expenses can be credited to Purchaser's account after the Closing Date, as determined in accordance with GAAP.

         "Programming" shall mean Cable Programming and any programming provided by DirecTv pursuant to the NRTC Agreements.

         "Purchase Price" shall mean the amount set forth in Section 4.1 herein.

         "Purchased Assets" shall mean the (i) NRTC Agreements, (ii) Franchise,
(iii) Current Assets, (iv) contracts and accounts with Customers, (v) Fixed Assets, (vi) Records, and (vii) all other assets of Sellers, whether tangible or intangible, used in connection with the Business, excepting only the Excluded Assets.

         "Records" shall mean all files, books and records relating to the provisions of DBS Services by Sellers, including, without limitation, Customer and prospective customer lists, computer programs, tapes and electronic data processing software, accounting journals and ledgers, accounts receivable records, and copies of all NRTC reports, correspondence and other documents relating to the NRTC Agreements and Other Assumed Agreements and compliance therewith.

         "Subscriber" as of any date shall mean a Customer who, at a minimum,
(i) is an active subscriber subscribing to a package of basic services, (ii) on the last day of the calendar month prior to such date, whose account is not more than sixty (60) days past due from the date payment is due, (iii) who is not an employee or agent of the service provider or charged a fee


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that is nominal (e.g., demonstration unit) or substantially below the service provider's published rates, and (iv) who has not given notice of intent to discontinue service.

         "Termination Date" shall mean January 30, 1997.

         "TVRO Assets" shall mean all assets of Electricom which relate to the provision of C-band programming and equipment services through low-power C-band satellite dishes.

         "Unearned Revenue" shall mean all unearned revenue, advance payments and deposits associated with Customer credit balances of Sellers as of the Closing Date which are listed on Report 17 (Unearned Revenue Report) of the NRTC Central Billing System Reports.

         "1995 Memorandum" shall mean the 1995 Revised Equipment Baseline Program Restructuring Memorandum of Understanding dated July 13, 1995 between Pee Dee and the NRTC and all related correspondence and agreements between Pee Dee and the NRTC related to the subject matter thereof.

                                   ARTICLE II

                         SALE AND PURCHASE OF THE ASSETS

         2.1. SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, Sellers shall sell, transfer, assign and convey the Purchased Assets to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers all of Sellers' right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, on the Closing Date for the consideration set forth in this Agreement. The sale, transfer, assignment and conveyance of the Purchased Assets shall be made by the execution and delivery at Closing of (i) an Assignment and Assumption Agreement substantially in the form attached hereto as Schedule 2.1(a) (the "Assignment") and (ii) a bill of sale substantially in the form attached hereto as Schedule 2.1(b) (the "Bill of Sale").

                                   ARTICLE III

                  ASSUMPTION OF LIABILITIES/EXPRESS EXCLUSIONS

         3.1. LIABILITIES OF SELLERS. As of the Closing Date, Purchaser shall assume and agree to pay, perform and otherwise discharge all obligations of Sellers with respect to the following:

                  (a) the NRTC Agreements to the extent the obligations therein arise out of the provision of DBS Services to Customers and accrue on or after the Closing Date; and

                  (b) all Current Liabilities as of the Closing Date.

                  Anything in this Agreement to the contrary notwithstanding, except for the liabilities specifically set forth in this Section 3.1, Purchaser shall not assume or be deemed to have assumed under this Agreement, by reason of the transactions contemplated by this Agreement, or otherwise, any other trade or other accounts payable, accrued expenses, debts, liabilities, obligations or commitments of Sellers of any nature whatsoever, known or unknown,


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and the execution, delivery and performance of this Agreement shall not render
Purchaser liable for any such debt, liability, obligation or commitment.

         By way of example and not as an exhaustive list, the following liabilities and obligations of Sellers are expressly not assumed by Purchaser, pursuant to this Agreement or otherwise:

                  A. any liabilities or obligations of Sellers under or with respect to any employment agreement or any pension, profit-sharing, retirement, disability or other benefit plan entered into or established by Sellers with or for the benefit of any employee of either of the Sellers;

                  B. any liabilities or obligations of any kind arising out of incidents, occurrences, actions or failures to act by or pertaining to Sellers, which occurred prior to the Closing Date, including, without limitation, liabilities or obligations arising from (i) the distribution, sale or provision of any services of Sellers, or (ii) any failure or alleged failure to comply with any federal, state or local law, rule or regulation applicable to either of the Sellers or the Business; and

                  C. any liabilities or obligations of any kind arising out of the 1995 Memorandum.

Purchaser agrees to promptly notify Sellers of any claims which Purchaser obtains knowledge of which arise out of or result from liabilities of Sellers not assumed by Purchaser pursuant to this Agreement.

                                   ARTICLE IV

                    PURCHASE PRICE; PAYMENT OF PURCHASE PRICE

         4.1. PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be Nine Million Three Hundred Thousand Dollars ($9,300,000), subject to adjustment as provided in Section 4.3 herein.

         4.2. PAYMENT OF PURCHASE PRICE. On the Closing Date, Purchaser shall pay the Purchase Price to Sellers as follows:

                  (a) The sum of One Million Seven Hundred Fifty-Seven Thousand Four Hundred Thirty-Eight Dollars ($1,757,438), subject to adjustment as provided for in Section 4.3(a) hereof, by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designed in writing by Pee Dee.

                  (b) The sum of Two Million One Hundred Forty-Two Thousand Five Hundred Sixty-Two Dollars ($2,142,562), subject to adjustment as provided for in
Section 4.3 herein, by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Electricom.

                  (c) the sum of Five Million Four Hundred Thousand Dollars ($5,400,000) by the delivery of a Promissory Note substantially in the form attached hereto as Schedule 4.2(c)


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(the "Note"), less any adjustments and reductions as provided in Section 4.3 herein. The Note will be secured by all of the assets of Purchaser pursuant to the Security Agreement substantially in the form attached hereto as Schedule 4.2(d) (the "Security Agreement").

                  (d) Purchaser shall use its best efforts to obtain a collateral assignment of the NRTC Agreements, in the form attached hereto as
Schedule 4.2(e) as security for the Note (the "Collateral Assignment").

         4.3. ADJUSTMENT TO PURCHASE PRICE.

                  (a) The Closing Payment shall be (i) increased by (a) the parties' good faith estimate of the Current Assets of Sellers and (b) $233.75 for each new Subscriber acquired by Sellers during the period from November 1, 1996 through the Closing Date and (ii) decreased by the parties' good faith estimate of the Current Liabilities of Sellers as of the Closing Date (the "Closing Adjustment"), which adjustment shall be subject to final adjustment as provided for in paragraph (c) below. The Closing Adjustment shall not reflect any deduction for the Bad Debt Reserve, as defined below.

                  (b) No later than ninety (90) days after the Closing Date, or within three (3) days after receipt of the necessary accounting data from the NRTC Central Billing System, whichever is later, Sellers shall make and deliver to Purchaser a balance sheet reflecting the Current Assets and Current Liabilities of Sellers as of the Closing Date (the "Closing Date Balance Sheet"), prepared on a basis consistent with this Agreement. For purposes of the Closing Adjustment and the Final Closing Adjustment, the amount of Accounts Receivable of Sellers to be included in the Closing Date Balance Sheet shall include only Accounts Receivable of Subscribers as reflected on Report 18A (Subscriber Accounts Receivable Aging by Account) of the NRTC Central Billing System Reports less a reserve for Accounts Receivable which are not collectible as determined in accordance with GAAP (the "Bad Debt Reserve"). In addition, the Closing Date Balance Sheet and the Final Closing Adjustment shall not include as a Current Asset any DSS(TM) subscriber equipment leased by Sellers to any of their Customers. Sellers shall make available to Purchaser their Records so Purchaser may verify the original cost of the Inventory. Except as set forth in this Section 4.3(b), no other assets or liabilities shall be included in the Closing Date Balance Sheet. Sellers shall make available to Purchaser such documentation, back-up, invoices, and books and records of Sellers as Purchaser may reasonably request.

                  (c) Sellers and Purchaser shall negotiate in good faith to reconcile any discrepancies which may arise in connection with the determination of the Closing Date Balance Sheet. If Sellers and Purchaser are unable to reconcile such determination, Purchaser shall have fifteen (15) days from presentment of the Closing Date Balance Sheet by Sellers to notify Sellers if Purchaser wishes to have Sellers' determination examined. If Purchaser elects to have Sellers' determination examined, it shall be submitted to the determination in Charlotte, North Carolina, by the Certified Public Accounting firm of Arthur Andersen & Co. (or any other independent Certified Public Accounting firm mutually acceptable to Sellers and Purchaser), the cost of such examination to be paid fifty percent (50%) by Sellers and fifty percent (50%) by Purchaser; provided the fees of such firm shall not exceed $10,000. The results of such examination shall be made available to Sellers and Purchaser. The determination by Sellers shall be final and binding on the parties unless Purchaser elects to have an examination as provided herein, in


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which case the results of the examination shall be made within thirty (30) days of such referral, and shall be final and binding on the parties (the "Final Closing Adjustment").

                  (d) To the extent the Final Closing Adjustment is less than the Closing Adjustment, Electricom shall pay (i) the difference in cash to Purchaser within five (5) days after the final determination; or (ii) in the event of nonpayment, Purchaser may exercise its Right of Offset pursuant to
Section 10.5 hereof. In the event the Final Closing Adjustment is greater than the Closing Adjustment, Purchaser shall pay such excess in cash to Electricom within five (5) days after the final determination. If, following any payment pursuant to this Section 4.3(d), an error (in billing or reporting by NRTC or otherwise) is thereafter discovered which would have affected the Final Closing Adjustment, the party in whose favor the error was made shall immediately pay in cash the amount of such error to the other party.

                  (e) The parties hereto acknowledge and agree that Sellers shall be entitled to all commissions due from USSB, Home Shopping Network, DirecTv and others for periods prior to the Closing Date (the "Commissions"). In the event Purchaser receives a check for such Commissions or a credit for such amounts, Purchaser agrees to remit to Sellers such Commissions. Notwithstanding anything contained herein to the contrary, Sellers shall not be entitled to any Commissions payable with regard to periods after the Closing Date; it being acknowledged and agreed that such Commissions are a part of the Purchased Assets to be acquired by Purchaser pursuant to this Agreement.

         4.4. ALLOCATION OF PURCHASE PRICE. The parties have agreed, after arms-length negotiations, to allocate the Purchase Price among the Purchased Assets on the basis set forth on Schedule 4.4 to be delivered at the Closing, and the parties shall make all federal, state and local tax filings consistent therewith.

                                    ARTICLE V

                     SELLERS' REPRESENTATIONS AND WARRANTIES

         To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, jointly and severally, represents and warrants to Purchaser as follows:

         5.1. ORGANIZATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, with all requisite power and authority to own and operate the Business as it is now conducted and to own the Purchased Assets in the places where the Business is now conducted and where the Purchased Assets are now owned or operated.

         5.2. AUTHORITY.

                  (a) Electricom has full power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Electricom and no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.


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This Agreement has been duly and validly executed and delivered by Electricom, and constitutes, and each of the other agreements to be executed by Electricom pursuant to the terms hereof will constitute upon execution and delivery, a legal, valid and binding obligation of Electricom enforceable in accordance with its terms.

                  (b) As of the Closing Date, Pee Dee will have full power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance of this Agreement and all transactions contemplated hereby will be duly authorized by Pee Dee and no other action or proceeding on the part of any other party will be necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pee Dee, and constitutes, and each of the other agreements to be executed by Pee Dee pursuant to the terms hereof will constitute upon execution and delivery, a legal, valid and binding obligation of Pee Dee enforceable in accordance with its terms.

                  (c) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 5.2(c) attached hereto, the execution, delivery and performance of this Agreement or any document related hereto by Sellers and the consummation by Sellers of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgement, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in termination of, accelerate the performance required by, result in a breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which either of the Sellers is a party or by which they or any of the Purchased Assets may be bound or affected; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; (iv) conflict with or violate any provision of either of the Seller's organization documents; or (v) result in the creation of a Lien upon any of the Purchased Assets howsoever arising.

         5.3. TITLE TO THE PURCHASED ASSETS.

                  (a) Sellers have good and marketable title to all of the Purchased Assets, free and clear of all Liens except those Liens disclosed on
Schedule 5.3(a) attached hereto.

                  (b) Immediately following the Closing, Purchaser shall have sufficient title in and to the Purchased Assets to operate and conduct the Business in the same fashion as Sellers were conducting the Business in the ordinary course prior to the Closing Date.

         5.4. CONDITION OF FIXED ASSETS. All of the Fixed Assets set forth on
Schedule 1.1 are in good operating condition, in a state of good maintenance and repair, and are adequate and suitable for the purposes which are presently being used. All appropriate repair and maintenance of the Fixed Assets has been performed on a current basis and in accordance with generally accepted industry standards. Except as set forth on Schedule 5.4 attached hereto, none of the Fixed Assets are in need of any repairs which are outside the ordinary course of maintenance and repairs routinely performed by Sellers in the past, and no currently needed repairs are reasonably likely to cost, either singularly or in the aggregate with respect to all Fixed Assets, in excess of Five Thousand Dollars ($5,000).



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



         5.5. NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS.

                  (a) Attached hereto as Schedules 1.2, 1.3 and 1.4, are true and complete copies of each of the NRTC/Member Agreement, the NRTC/Retail Agreement, and the Other Assumed Agreements, if any, respectively, together with all amendments, schedules and exhibits thereto.

                  (b) Sellers have paid all sums to NRTC or DirecTv as appropriate, required under the NRTC/Member Agreement such that Sellers are entitled to the Marketing Revenues. Sellers have the right to receive from NRTC, on a pro rata basis, all other net revenues received by NRTC from DirecTv in connection with the Programming which are directly attributable to the Committed Member Residences or the Commercial Establishments in the Locations.

                  (c) Each of the Sellers is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC, DirecTv, if any, pursuant to the NRTC Agreements, or otherwise.

                  (d) Neither of the Sellers is in breach of the NRTC Agreements, nor have either of the Sellers failed to perform any material obligation under the NRTC Agreements. Neither of the Sellers have received notice of any such breach or non-performance at any time of such NRTC Agreements. To the best of Sellers' knowledge, no other party to any of the NRTC Agreements, is in default thereunder or has failed to perform any material obligation thereunder.

                  (e) Except as disclosed on Schedule 5.5(e) attached hereto, none of the DBS Services distributed by Sellers have been suspended at any time since inception.

                  (f) Schedule 5.5(f) attached hereto (as supplemented by applicable NRTC reports) sets forth a complete list of names and addresses of all Customers and Subscribers of Sellers, identified as Committed Member Residence and Commercial Establishment for the five (5) year period immediately preceding the date hereof. Schedule 5.5(f) includes the number of months such Customer has been a Customer and whether such Customer's account is past due.
Schedule 5.5(f) will be updated not more than three (3) days prior to the Closing Date, if available. Sellers have maintained full and complete information regarding the location of each Customer's descrambler.

         5.6. INVENTORY. The Inventory shall be usable in the ordinary course of business and shall comply in all respects with industry standards of quality and marketability. The Inventory will not, as of the Closing Date, include any items below standard quality or obsolete. The Inventory shall consist solely of undamaged, original units in original, sealed cartons, located at either Seller's principal place of business. Sellers own all of the Inventory free and clear of any and all Liens and has full power and authority to transfer the Inventory to Purchaser.

         5.7. ACCOUNTS RECEIVABLE. The Accounts Receivable represent arms' length transactions with Customers made in the ordinary course of business and none of the Accounts Receivable are subject to any counterclaim or setoff.



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         5.8. PREPAID EXPENSES. Each of the Prepaid Expenses is reasonable in amount, was incurred and paid in the ordinary course of business and can be utilized in the Business after the Closing Date.

         5.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 5.9 attached hereto, since December 31, 1995, to the best of Sellers' knowledge, there has not been and through the Closing Date there will not be:

                  (a) any change in the position, financial or otherwise, assets, liabilities, earnings, book value, Business, operations or prospects of Sellers which is materially adverse, singularly or in the aggregate;

                  (b) any obligation or liability incurred by Sellers (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

                  (c) any termination or waiver of any rights of Sellers of material value to the Business or to Sellers;

                  (d) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or the Purchased Assets;

                  (e) the adoption of any statute, rule, regulation or order which adversely affects the Business or the Purchased Assets;

                  (f) any sale, transfer or other disposition of any of the Purchased Assets to any party, except for dispositions of surplus or used equipment or other dispositions in the ordinary course of business; or

                  (g) any agreement to do any of the foregoing.

         5.10. LICENSES AND PERMITS. Attached hereto in Schedule 5.10 is a list of all federal, state, local and foreign permits, certificates, licenses, approvals and other authorizations necessary in the conduct of the Business. All such licenses and permits of Sellers are in full force and effect, and no violations are or have been recorded in respect thereof, and no proceeding is pending or threatened to revoke or limit any thereof. Each of the Sellers and the conduct of the Business is in compliance with all applicable laws, statutes, ordinances, rules, regulations and order of any federal, foreign, state or local government and any other government department or agency, and in any judgment, decision, decree or order of any court of governmental agency, department or authority.

         5.11. TAX MATTERS.

                  (a) Each of the Sellers has timely filed all federal, state, local and foreign tax returns and tax reports required to be filed with respect to the Business with the appropriate governmental agency in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are true, correct and complete, and all amounts shown as owing on them have been paid, including all interest, penalties, deficiencies and assessments heretofore levied or assessed against either of the Sellers. Each of the Sellers has duly withheld, collected and timely paid over, or holds for such payment, to the proper governmental authorities all taxes required to be withheld or collected by it. There is no agreement for extension of time of assessment or payment of any taxes of Sellers. No waiver of any statute of limitations has been executed by Sellers for any tax year which remains open or unsettled. To the best knowledge, information and belief of Sellers, there is no examination or audit pending by the Internal Revenue Service or by any state or local taxing authority with respect to the tax matters of Sellers. There is no liability for taxes or any tax deficiency or the existence of any basis from which liability for taxes or tax deficiency, including interest and penalties, might be asserted against either of the Sellers for any period in excess of the applicable reserve for taxes, if any, and neither of the Sellers has any knowledge of any such liability or deficiency or the existence of any basis therefor.

                  (b) All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, payable by Sellers or relating to or chargeable against the Purchased Assets or chargeable against Sellers' revenue or income have been fully paid or are not past due and are fully disclosed and accrued on the books and records of Sellers and the proper amount of reserves exist for the payment thereof.

         5.12. DISCLOSURES. No representation or warranty made by Sellers, or either of them, in this Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

         5.13. LITIGATION. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of Sellers' knowledge, any threats against or affecting Sellers, the Purchased Assets or the Business, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality.

                                   ARTICLE VI

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         To induce Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Sellers as follows:

         6.1. ORGANIZATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite power to own and operate its business as it is now conducted. As of the Closing Date, Purchaser shall have the right to transact business as a foreign limited partnership in the State of South Carolina.

         6.2. AUTHORITY.

                  (a) Purchaser has full power and authority to execute, deliver, and perform this Agreement. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Purchaser and no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and constitutes, and each of the other agreements to be executed pursuant to the terms hereof upon execution and delivery will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 6.2(b) attached hereto, the execution, delivery and performance of this Agreement or any other document related hereto by Purchaser and the consummation by Purchaser of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgment, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in the termination of, accelerate the performance required by, result in the breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Purchaser is a party; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; or (iv) violate any provision of Purchaser's certificate of limited partnership or limited partnership agreement.

         6.3. DISCLOSURES. No representation or warranty made by Purchaser in this Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

         7.1. CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. From the date hereof through and until the Closing Date, unless performance of the following obligations is waived by Purchaser (in its sole discretion) in advance and in writing, Sellers shall:

                  (a) consult with Purchaser on a regular basis with respect to all decisions which might adversely affect the Business or the Purchased Assets;

                  (b) not modify, amend, alter or terminate any of the NRTC Agreements, or waive any default or breach thereunder;

                  (c) comply in all material respects with the NRTC Agreements, use their best efforts to cure any default or breach thereunder, and promptly notify Purchaser upon receipt of notice of any default or breach thereunder;

                  (d) maintain their Records in accordance with prior practice, maintain the Purchased Assets and the inventory in their present condition, ordinary wear and tear excepted, consistent with past practice, and otherwise use their best efforts to operate the Business as currently operated and in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

                  (e) not sell, transfer, dispose or permit a Lien, directly or indirectly, on any of the Purchased Assets or inventory, except for sales or dispositions of inventory in the ordinary course of business;

                  (f) use their best efforts to preserve intact the current business organization and relationships with employees, suppliers, advertisers, Customers and other Persons having dealings with Sellers with respect to the Business;

                  (g) operate the Business in all material respects in accordance with the NRTC Agreements, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of the NRTC and DirecTv;

                  (h) provide to Purchaser, concurrently with filing, sending or receipt thereof, copies of all reports to and other filings and correspondence with the NRTC and DirecTv;

                  (i) provide to Purchaser, promptly upon receipt thereof by Sellers, a copy of (i) any notice of the revocation, suspension or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under, any of the NRTC Agreements, and (ii) copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC or DirecTv by third parties concerning the Business and, promptly upon the filing or making thereof, copies of Sellers' responses thereto; and

                  (j) notify Purchaser in writing immediately upon learning of the institution or threat of any action against either of the Sellers in any court, or any action against either of the Sellers before any governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Business. Without limiting the generality of the foregoing, neither of the Sellers shall take any of the actions (over which Sellers can exercise control) listed in Section 5.9 herein.

         7.2. ACCESS.

                  (a) Prior to the Closing, Purchaser may, through its employees, agents and representatives, make or cause to be made such investigation of Sellers, their Records and the Business as Purchaser deems necessary or advisable and shall have full access to the auditors and attorneys of Sellers. Sellers shall permit Purchaser and its employees, agents and representatives, on reasonable notice, to have access to their premises, personnel and Records relating solely to the Business. Sellers shall cooperate to provide access to their Customers, suppliers, lenders and such other parties as Purchaser may reasonably request. Sellers shall, and shall cause their officers, attorneys and accountants to, furnish Purchaser with such financial and operating data and other information as Purchaser from time to time shall reasonably request, including, but not limited to, Sellers' balance sheets for the Business as of December 31, 1995 and June 30, 1996. No investigation by Purchaser shall in any way affect or otherwise diminish the representations, warranties and covenants of Sellers hereunder.

                  (b) Purchaser will hold, and will cause its authorized representatives (including its investors and lending institutions) to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or official request or by other requirements of law, all documents and information concerning Sellers and the Business furnished to Purchaser in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Purchaser, (ii) in the public domain through no fault of Purchaser, or (iii) later lawfully acquired by Purchaser from other sources) and will not release or disclose such information to any other Person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) in connection with this Agreement, it being understood that such Persons shall be informed by such party of the confidential nature of such information and shall be directed by such party and shall have agreed to treat such information as confidential. In the event that the transactions contemplated herein are not consummated for any reason, Purchaser will promptly return to Sellers all copies of any Schedules, statements, documents or other written information obtained in connection herewith, without retaining any copies or summaries thereof, and shall maintain such confidence except to the extent such information comes into the public domain through no fault of Purchaser.

         7.3. CONSENT OF PEE DEE. Pee Dee shall use its best efforts to obtain as soon as practicable after the date hereof the approval of the Board of Directors of Pee Dee with respect to the transactions contemplated hereby.

         7.4. CONSENT OF NRTC, DIRECTV AND OTHERS. Within five (5) business days after the date of this Agreement, Purchaser shall cause its counsel to prepare and deliver to Sellers' counsel (i) a request for the consent of the NRTC and DirecTv to the transfer of the NRTC Agreements, (ii) a request for the consent of the NRTC and DirecTv to the Collateral Assignment, (iii) a request of the NRTC to provide to the members and affiliates of the NRTC who are providing DBS Services under agreements with the NRTC a written summary of the HCG Agreement (the "HCG Agreement Summary"), (iv) a request of the NRTC to confirm that, in the event the NRTC exercises its right to acquire DBS Services from successor satellites launched by HCG, (a) those NRTC members and affiliates who at the time of such exercise are providing DBS Services pursuant to agreements then in effect with the NRTC would be afforded the right to continue to provide DBS Services to the specific residences listed or the specific geographic areas described in such members' or such affiliates' agreement as then in effect immediately prior to the expiration thereof in accordance with its terms, and
(b) such right will be afforded on a non-discriminatory basis as between such members and affiliates, and (v) such other requests for consent that Purchaser determines may be necessary or appropriate to consummate the transactions contemplated hereby. After review by Sellers' counsel, but in any event within ten (10) business days after the date of this Agreement, Sellers and Purchaser shall join in and deliver the requests for such consents, and they will each diligently take all steps necessary or desirable to obtain such consents. The failure of any of the parties to timely file or diligently seek the consents, or to cooperate fully with any of the other parties with respect thereto, shall be deemed a material breach of this Agreement. Purchaser acknowledges and agrees that Sellers cannot ensure or otherwise guarantee that the NRTC will provide the HCG Agreement Summary referred to in clause (iii) above or the confirmation of the NRTC referred to in clause (iv) above.

         7.5. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Sellers and Purchaser shall mutually agree in advance as to timing, form and content before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any press release or make any public statement prior to reaching mutual agreement, except as may be required by law. In the event that prior to the Closing Date either party is required by law to make a statement with respect to the transactions contemplated herein, such party shall notify the other party in writing as to the timing, form and content of such statements. Sellers and Purchaser agree to maintain the confidentiality of this Agreement and the terms hereof and any information exchanged by the parties in connection with the consummation of the transaction contemplated hereby.

         7.6. BEST EFFORTS. Subject to the terms and conditions herein provided, Sellers and Purchaser agree to use their best efforts to take, execute, acknowledge and deliver, or cause to be taken, executed, acknowledged and delivered, all actions, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and all applicable laws and regulations to consummate, confirm, perfect, evidence and otherwise make effective the transactions contemplated by this Agreement, including actions necessary to obtain all requisite assignments of agreements and contracts, and to fulfill the requirements of Articles VIII and IX hereof on or prior to the Closing Date.

         7.7. EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, Sellers will refrain, and will cause all of their agents and employees to refrain, from taking, directly or indirectly, any action to encourage, initiate, solicit or continue any discussions or negotiations with, or any other offers from, any other Person concerning a merger, sale of substantial stock or any similar transaction concerning Sellers which would affect the Business, or the sale of the Purchased Assets or any portion thereof.

         7.8. MANAGEMENT AGREEMENT. Purchaser and Sellers will negotiate in good faith to agree upon the Management Agreement.

         7.9. RECORDS. Purchaser shall make available to Sellers, such documentation, back-up, invoices, NRTC reports and other books and records relating to the Business during the ninety (90) day period after the Closing Date and thereafter as Sellers may reasonably request.

         7.10 RATES. Purchaser covenants and agrees that it shall not increase prices to Subscribers existing as of the Closing Date with respect to DirecTv programming packages (i.e. Total Choice, Economy Choice and Choice) during the six (6) month period following the Closing Date unless such increase is necessary to maintain Purchaser's gross margin of at least 52% on these packages.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Purchaser's obligations to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser), on or before the Closing Date, of each of the following conditions precedent:

         8.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Sellers, or either of them, contained in this Agreement, and all representations and warranties set forth in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         8.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Sellers, or either of them, on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         8.3. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date and except as otherwise permitted by this Agreement, there shall not have occurred any material adverse change in the financial condition, Business, assets, results of operations or prospects of Sellers or the Purchased Assets.

         8.4. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         8.5. CONSENTS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Sellers in connection with the Closing including, without limitation, NRTC and DirecTv consent as provided for in Section 7.4 herein, shall have been duly obtained by Sellers and shall be in full force and effect without conditions which are materially adverse to Purchaser.

         8.6. SUBSCRIBERS. On the Closing Date, Sellers shall have at least 3,568 Subscribers.

         8.7. REVIEW OF SELLERS. Purchaser shall have completed its due diligence investigation covering (i) the Business as provided for in Section 7.2 herein, (ii) the terms and provisions of the HCG Agreement as reflected in the HCG Agreement Summary, and (iii) the rights Purchaser will be afforded to provide DBS Services to the Locations after the expiration of the NRTC/Member Agreement, and no fact or circumstance shall have come to the attention of Purchaser as a result of such investigation which in the exercise of Purchaser's reasonable judgement materially and adversely affects the business, prospects or financial condition of the Business, including the prospects of the Business after the expiration of the NRTC Agreements.

         8.8. CLOSING OF SANTEE ELECTRIC COOPERATIVE, INC. ACQUISITION. An affiliate of Purchaser shall have purchased from Santee Electric Cooperative, Inc. NRTC System No. 0409.

         8.9. MANAGEMENT AGREEMENT. Purchaser and Sellers shall have entered into the Management Agreement.

         8.10. SELLERS' CLOSING DELIVERIES. Sellers shall have delivered to Purchaser the following at Closing:

                  (a) the Assignment, the Bill of Sale and other instruments of transfer to effectively assign, transfer and convey good and marketable title to the Purchased Assets as Purchaser shall reasonably request, in form and substance reasonably satisfactory to Purchaser;

                  (b) all Records or copies of the Records which Purchaser may reasonably request.

                  (c) a certified copy of Resolutions of the Board of Directors of each of the Sellers and each of the Seller's shareholders authorizing the execution, delivery and performance of this Agreement;

                  (d) a certificate of good standing of each of the Sellers from the Secretary of State of South Carolina;

                  (e) evidence satisfactory to Purchaser that all Liens described on Schedule 5.3(a) herein have been removed or otherwise addressed to Purchaser's satisfaction;

                  (f) a list of the Accounts Receivable from all Customers (Reports 18A and 19A) and a list of the Unearned Revenue (Report 17) each as of the NRTC billing period ending immediately prior to the Closing Date;

                  (g) a certificate signed by each of the Seller's presidents, dated the Closing Date, to the effect that the conditions set forth in this
Article VIII have been satisfied;

                  (h) an opinion of Thomas E. Smith, Jr., counsel to Sellers, in form and substance reasonably acceptable to Purchaser;

                  (i) a certificate signed by each of the Seller's presidents, dated the Closing Date, regarding the transfer of each of the Seller's accounts at Huntington Bank;

                  (j) the Management Agreement executed by Sellers; and

                  (k) such other documents and instruments as may be reasonably requested and satisfactory to Purchaser and its counsel in connection with Sellers' satisfaction of each of their obligations hereunder.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

         Sellers' obligation to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Sellers), on or before the Closing Date, of each of the following conditions precedent:

                  9.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in this Agreement, and all representations and warranties set forth in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         9.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Purchaser on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         9.3. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         9.4. CONSENTS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Purchaser in connection with the Closing (including, without limitation, NRTC consent as provided for in Section 7.4 herein) shall have been duly obtained by Purchaser and shall be in full force and effect without conditions which are materially adverse to Sellers.

         9.5 MANAGEMENT AGREEMENT. Purchaser and Sellers shall have entered into the Management Agreement.

         9.6. PURCHASER'S CLOSING DELIVERIES. Purchaser shall have delivered to Sellers the following at Closing:

                  (a) the Closing Payment;

                  (b) the Note and the Security Agreement duly executed by Purchaser;

                  (c) the Collateral Assignment executed and delivered by Purchaser and consented to by the NRTC and DirecTv;

                  (d) a certified copy of Resolutions of the general partner of Purchaser authorizing the execution, delivery and performance of this Agreement;

                  (e) a certificate signed by Purchaser's general partner, dated the Closing Date, to the effect that the conditions set forth in this Article IX have been satisfied;

                  (f) an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Purchaser, in form and substance reasonably acceptable to Sellers;

                  (g) a certificate signed by Purchaser's general partner, dated the Closing Date, regarding the transfer of each of the Seller's accounts at Huntington Bank;

                  (h) the Management Agreement executed by Purchaser; and

                  (i) such other documents and instruments as may be reasonably requested and satisfactory to Sellers and its counsel in connection with Purchaser's satisfaction of each of its obligations hereunder.

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing of the transactions hereunder. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any Schedule, exhibit, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

         10.2. INDEMNIFICATION OF PURCHASER. Each of the Sellers, jointly and severally, and its representatives, successors, heirs and assigns shall indemnify, reimburse and hold Purchaser and each of its partners, subsidiaries, affiliates, successors, assigns and agents harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, demands, actions or causes of action, judgments, encumbrances, costs and expenses (including reasonable attorneys' fees) (collectively, the "Indemnifiable Damages") relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of either of the Sellers contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of either of the Sellers to pay, perform or discharge promptly when due any of their obligations, liabilities and debts except as provided under this Agreement, (iii) any liability or obligation relating to the operation of the Business prior to the Closing Date, (iv) any breach or default prior to the Closing Date by either of the Sellers under any of the NRTC Agreements, (v) any state or local sales, use, excise, personal property or similar tax liability (including penalties and interest) of either of the Sellers, (vi) the 1995 Memorandum, and (vii) any other liabilities, obligations or claims, whether absolute or contingent, known or unknown, matured or unmatured and not expressly assumed by Purchaser hereunder.

         10.3. INDEMNIFICATION OF SELLERS. Subject the limitations hereinafter set forth, Purchaser shall indemnify, reimburse and hold Sellers and each of their shareholders, subsidiaries, affiliates, officers and directors harmless from, against, for and in respect of any and all Indemnifiable Damages relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Purchaser contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Purchaser to pay, perform or discharge promptly when due (a) its obligations set forth in Section 4.2 herein, or (b) the Current Liabilities, (iii) the assertion against Sellers of any liability or obligation relating to Purchaser's operation of the Business after the Closing Date, and
(iv) any breach or default after the Closing Date by Purchaser under the NRTC Agreements.

         10.4. RIGHT TO CONTEST.

                  (a) If any party entitled to indemnification hereunder (the "Indemnified Party") receives notice or has knowledge of any claim for which it believes the other party hereto is obligated to provide indemnification pursuant to Sections 10.2 or 10.3 herein (the "Indemnifying Party"), the Indemnified Party shall notify the Indemnifying Party in writing of such claim within twenty
(20) days of its receipt of same (the "Indemnification Claim"). The Indemnification Claim shall set forth a brief description of the facts giving rise to such a claim and the amount (or reasonable estimate) of the Indemnifiable Damages suffered or which may be suffered by the Indemnified Party. The Indemnified Party shall, at the expense of the Indemnifying Party, provide all information regarding the contest or defense of the claim and cooperate fully with the Indemnifying Party in the conduct of any such contest or defense. Before being required to make any payment pursuant to Sections 10.2 or 10.3 herein, the Indemnifying Party may, at its own expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any claim in respect thereof involving third parties or to prosecute such claim to conclusion or settlement satisfactory to the Indemnified Party. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings but shall not admit any liability, settle, compromise, pay or discharge the claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not make such election, it shall be obligated to pay the costs of defending or prosecuting such claim and shall be bound by whatever result is obtained by the Indemnified Party respecting such claim.

                  (b) Except as herein expressly provided, the remedies provided in this Article X shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party hereto.

         10.5. PURCHASER'S RIGHT OF OFFSET. Purchaser shall have the right, at its sole discretion, to offset, on a dollar-for-dollar basis, against any and all amounts due Electricom pursuant to the Note any amounts due to Purchaser from Sellers pursuant to this Agreement, including, without limitation, Indemnifiable Damages due pursuant to Section 10.2, adjustments pursuant to
Section 4.3(d) and any other amounts due from either of the Sellers pursuant to any other provision hereof (the "Right of Offset"). Before exercising its Right of Offset, Purchaser shall provide written notice of its intent to exercise such right.

         10.6. SELLERS' RIGHT OF OFFSET. Sellers shall have the right, at their sole discretion, to offset, on a dollar-for-dollar basis, against any and all amounts due Purchaser pursuant to the transactions contemplated by this Agreement any amounts due to Sellers from Purchaser pursuant to this Agreement, including, without limitation, Indemnifiable Damages due pursuant to Section 10.3, adjustments pursuant to Section 4.3(d) and any other amounts due from Purchaser pursuant to any other provision hereof. Before exercising such right of offset, Sellers shall provide written notice of their intent to exercise such right.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery, upon receipted delivery by overnight courier, charges prepaid or charged to the sender's account if delivery is confirmed by the delivery service, upon receipt of a confirmed transmission if by facsimile transmission, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, as follows (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

         To Purchaser:        Digital Television Services of
                              South Carolina I, LP
                              Building C-200
                              880 Holcomb Bridge Road
                              Roswell, Georgia  30076
                              Attention:  Douglas S. Holladay, Jr.

         with a copy to:      C. Mark Kelly, Esq.
                              Nelson Mullins Riley & Scarborough, L.L.P.
                              NationsBank Corporate Center, Suite 3350
                              100 North Tryon Street
                              Charlotte, North Carolina 28202

         To Sellers:          Pee Dee Electricom, Inc.
                              Post Office Box 491, McIver Road
                              Darlington, South Carolina 29532
                              Attn: Robert W. Williams, Jr.

                              Pee Dee Electric Cooperative, Inc.
                              Post Office Box 491, McIver Road
                              Darlington, South Carolina 29532
                              Attn: Robert W. Williams, Jr.

         with a copy to:      Thomas E. Smith, Jr., Esq.
                              512 South Walnut Street
                              Post Office Box 308
                              Pamplico, South Carolina 29583


         11.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

         11.3. GOVERNING LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of South Carolina, without regard to the choice of law provisions thereof.

         11.4. WAIVERS. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or of the same right or remedy or a waiver on any future occasion.

         11.5. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         11.6. SECTION AND ARTICLE HEADING REFERENCES. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns, if any, of the parties hereto. Except as otherwise expressly provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedy hereunder or by reason hereof. This Agreement may not be assigned by Purchaser (except to a party which, directly or indirectly is controlled by, controls or is under common control with, Purchaser) or Sellers without the prior written consent of the other party.

         11.8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Schedules attached hereto constitute the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior correspondence, conversations, agreements, arrangements, understandings and other writings. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement. This Agreement may be amended or modified only by a written instrument signed by Purchaser and Sellers.

         11.9. EXPENSES. Each of the parties hereto shall pay its own expenses incurred in connection with the negotiation and consummation of this Agreement, including the charges of its respective attorneys, accountants and other representatives. Purchaser shall pay up to Five Hundred Dollars ($500) of any transfer fee due the NRTC in connection with the transfer of the NRTC Agreements and any out of pocket fees and expenses of the NRTC due in connection therewith.

         11.10. KNOWLEDGE OF SELLERS. Where any representation or warranty contained in this Agreement is expressly qualified by reference to knowledge, Sellers confirm that they have made or caused to be made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         11.11. FACSIMILE SIGNATURES. Facsimile signatures shall be considered original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

         11.12. SCHEDULES. The Schedules referred to in this Agreement are attached hereto, made a part hereof and incorporated herein by this reference.

         11.13. TERMINATION OF AGREEMENT.

         (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date by (i) the mutual written consent of Sellers, (ii) either party upon written notice to the other party if the Closing has not occurred on or before the Termination Date, (iii) Sellers if the covenants and conditions set forth in Articles VII and IX required to be complied with or performed by Purchaser have not been complied with or performed by Purchaser and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the sixtieth (60th) day following written notice thereof from Sellers; provided that Sellers have not defaulted in any material respect with respect to any of its obligations hereunder, (iv) Purchaser if the covenants and conditions set forth in Articles VII and VIII (other than Section 8.7) required to be complied with and performed by Sellers have not been complied with or performed by Sellers and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Sellers on or before the sixtieth
(60th) day following written notice thereof from Purchaser; provided that Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder, or (v) Purchaser if the conditions set forth in
Section 8.7 required to be complied with and performed by Sellers have not been complied with or performed by Sellers on or prior to December 31, 1996; provided that Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder.

         (b) In the event of termination pursuant to this Section 11.13, written notice thereof shall be given to the other party and this Agreement shall terminate immediately. In the event of such termination pursuant to Section 11.13(a)(i) or (ii), no party hereto (or any of their respective directors, officers or partners) shall have any liability or further obligation to the other party to this Agreement.

         (c) In the event of termination pursuant to Section 11.13(a)(iii), Sellers shall be entitled to recover from Purchaser all damages, losses, costs and expenses (including reasonable attorneys' fees) provided by law.

         (d) In the event of termination pursuant to Section 11.13(a)(iv), Purchaser shall be entitled to recover from Sellers all damages, losses, costs and expenses (including reasonable attorneys' fees) provided by law.

         (e) In the event of termination pursuant to Section 11.13(a)(v), Purchaser recognizes that Sellers would be damaged, the extent to which is extremely difficult and impractical to ascertain. The parties, therefore, agree that if this Agreement is terminated pursuant to Section 11.13(a)(v), Sellers shall be entitled to the sum equal to Sellers' actual costs and expenses (including attorneys' fees) incurred in connection with the transactions contemplated by this Agreement, but in no event shall such sum exceed $100,000. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any and all other relief to which Sellers might otherwise be entitled due to Purchaser's failure to consummate, or Purchaser's default under, this Agreement.

         11.14. POWER OF ATTORNEY. Each of the Sellers hereby irrevocably appoints Purchaser, and all agents, officers, and employees designated by Purchaser, as its true and lawful attorney-in-fact and duly authorized agent for the period from and after the Closing Date to:

                  (i) open each of the Seller's mail and endorse and collect any checks, notes, drafts or any other items payable to either of the Sellers from Subscribers or otherwise issued in connection with the Business, and deposit same to the account of Purchaser in any depository institution;

                  (ii) sign receipts and other papers necessary for the collection of any and all amounts due from Subscribers;

                  (iii) notify Subscribers that the accounts have been assigned to Purchaser; and

                  (iv) direct such Subscribers to make all payments due from them directly to Purchaser.

Purchaser shall furnish Sellers with a copy of any notice issued pursuant to Sections 11.14(iii) or (iv) above and each of the Sellers hereby agrees that any such notice shall be sent on Sellers' stationary, in which event Sellers shall co-sign such notice with Purchaser, all at Purchaser's sole cost and expense.

SELLERS DO HEREBY RATIFY AND CONFIRM ALL THINGS DONE BY PURCHASER
WITHIN THE SCOPE OF THE AUTHORITY HEREIN GIVEN AS FULLY AND TO THE SAME EXTENT AS IF DONE BY SELLERS PERSONALLY.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                        PURCHASER:

                        Digital Television Services of South Carolina I, LP

                        By:   Columbia DBS Management, LLC
                        Its:  General Partner

                        By:
                              ---------------------------------------
                              Douglas S. Holladay, Jr., President and
                              Manager


                        ELECTRICOM:

                        Pee Dee Electricom, Inc.

                        By:
                              ---------------------------------------
                              Robert W. Williams, Jr., President


                        PEE DEE:

                        Pee Dee Electric Cooperative, Inc.

                        By:
                              ---------------------------------------
                              Robert W. Williams, Jr., Executive Vice
                              President and General Manager